PROPOSED
                                    --------
                             UNDERWRITING AGREEMENT


Gentlemen:

     SUMMA METALS CORP. (the "Company"), a Nevada corporation, incorporated on March 8, 1994, desires to offer for Sale to the public, an aggregate of 510,000 Units of its Common Stock $.001 par value (the "Units"). The Units will be offered to the public at an offering price of $6.00 per share for an aggregate of $3,060,000.

The Company desires to offer such Units for sale through you, Boe & Co. (the "Underwriter"). The offering will be undertaken by the Underwriter as agent for the Company on a "best efforts, 130,000 Units or none" basis as to a minimum of 130,000 Units and on a "best efforts" basis thereafter up to a maximum of 510,000 Units. In the event $780,000 for the minimum purchase of 130,000 Units is not received within the agreed period, no Units will be sold and the Underwriter will not be entitled to any compensation other than as set forth herein.

1. Appointment of Underwriter
   --------------------------

     The Company hereby appoints Underwriter, on all the terms and conditions hereinafter set forth, as the Company's exclusive agent to use its best efforts to sell on behalf of the Company up to 510,OOO Units at the public offering price set forth herein.

2. Representations and Warranties of the Company
   ---------------------------------------------

     As an inducement to and to obtain the reliance of the Underwriter in connection herewith, the Company represents, warrants and agrees with the Underwriter as follows:

          (a) The Company has prepared and filed with the United States Securities and Exchange commission (the "Commission") , a Registration Statement on Form SB-2, including a Prospectus, relating to the Units in accordance with Section 5 of the Securities Act of 1933, as amended, and the Rules and Regulations of the commission promulgated thereunder (collectively referred to hereinafter as the "Act") As used in this Agreement, the term "Registration Statement" means such Registration
     Statement, including exhibits, financial statements and schedules, as amended, when the post-effective amendment thereto naming the Underwriter as "underwriter" becomes effective and the term "Prospectus" means the Prospectus filed with said Registration Statement. (The Registration Statement and Prospectus, as defined herein, are herein-after collectively referred to as the "Filing") . The company will utilize its best efforts to cause the Registration Statement to become effective and to maintain its effectiveness during the term hereof.

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


          (b) The Commission has not issued and to the knowledge and belief of the Company does not have cause to issue an order preventing or suspending the use of the Prospectus; the Registration Statement and Prospectus conform in all material respects with the requirements of the Act and the rules and regulations of the Commission promulgated thereunder (the "Regulations") and do not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and on the Effective Date (as hereinafter defined) and at all times subsequent thereto up to the Termination Date (as hereinafter defined) , the Filing and any amendment or supplement thereto will fully comply with the provisions of the Act and the Regulations, and will not contain any untrue statements of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the foregoing representations and warranties shall not apply to statements in or omissions from the Filing, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished herein or in writing to the Company by or on behalf of the Underwriter expressly for use therein.

          (c) The Company has no subsidiaries.

          (d) Except as reflected in or contemplated by the Filing, since the respective dates as of which information is given in the Filing, there has not been and on the Effective Date there will not have been, any material adverse changes in the condition of the Company, financial or otherwise, or in the results of its operations.

          (e) The authorized capital stock of the Company consists of 25,000,000 shares of common stock, par value $.001, of which 4,555,000 shares of common stock are duly and validly authorized and issued, are fully paid and non-assessable, and conform to the description thereof contained in the Filing. On the Termination Date, the Units (as hereafter defined) will be duly and validly authorized, and, when issued and paid for in accordance with this Agreement, will be validly issued, fully paid and non-assessable, and will conform to the description thereof contained in the Filing. The execution and delivery of, and compliance with, this Agreement, and the issuance of the Units will not conflict with or constitute a breach of or default under the Articles of Incorporation or By-Laws of the Company, and any indenture, agreement or other instrument by which the company is bound or any order, decree, rule or regulation of any court, or any law or administrative regulation, applicable to the Company.

          (f) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada, with an authorized and outstanding capitalization as set forth in the Filing and with full corporate power and authority to carry on the business in which it is now engaged. The Company is qualified or licensed and in good standing as a foreign corporation in each jurisdiction in which the ownership or leasing of any properties or the character of its operations requires such `qualification or licensing. The Company has all requisite corporate power and authority, and all material and necessary authorizations, approvals, orders, licenses,certificates and permits of and from all governmental regulatory officials and bodies to own or lease its properties and conduct its businesses as described in the Prospectus, and the Company is doing business in strict compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations concerning the business in which the company is engaged. The disclosures in the Filing concerning the effects of federal, state and local regulations on the Company's business as currently conducted and as contemplated are correct in all material respects and do not omit to state a material fact. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained or will have been obtained prior to the Closing Date. No consent, authorization or order of, and no filing with any court, governmental agency or other body is required for the issuance of the Units pursuant to the Prospectus and the Registration Statement, except with respect to applicable federal and State securities laws.

          (g) The Filing contains or will contain on the Effective Date an audited balance sheet of the Company as of October 31, 1997 ("the Balance Sheet") ; the related audited statements of operations, changes, in stockholders' equity and changes in financial position of the Company for the period from inception to said date including the notes hereto, together with the opinion of Luxenberg & Associates certified public accountants, with respect thereto (the "Financial Statements"). Such Financial Statements have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods indicated, except as otherwise indicated in the notes thereto. The Balance Sheet presents fairly as of its date the financial condition of the Company; the Company did not have, as of the date of such Balance Sheet, except as and to the extent reflected or reserved against in such Balance Sheet (including the notes thereto) , any liabilities or obligations (absolute or contingent) of a nature customarily reflected in a balance sheet or the notes thereto prepared in accordance with generally accepted accounting principles. The statement of income included in the Financial Statements present fairly the results of operations of the Company for the period indicated. The statement of stockholders' equity and changes in financial position present fairly the information which should be presented therein in accordance with generally accepted accounting principles.

          (h) Except as set forth in the Filing, there is no action, suit or proceeding before any court or government agency, authority or body pending or, to the knowledge of the Company, threatened which night result in judgments against the Company which is not adequately covered by insurance, or which is pending or, to the knowledge of the Company, threatened by any public body, agency or authority, which might result in any material adverse change in the condition (financial or otherwise) , business or prospects of the Company or would materially affect its properties or assets.

          (i) The execution and delivery of this Agreement, the consummation of the transactions herein contemplated, and compliance with the terms and provisions hereof will not conflict with, or constitute a breach of, any of the terms provisions or conditions of any agreement or instrument to which the Company is a party, nor will any one or any combination of the foregoing have such a result.

          (j) The Company has the legal right, power and authority to enter into this Agreement, and the execution, delivery and, except as otherwise indicated in this Agreement, performance thereof by the Company do not require the consent or approval of any governmental body, agency or authority which has not been obtained.

          (k) The Company is not a party to any material contract (meaning thereby a contract materially affecting its business or properties) that is not referred to in the Filing. No default of any material significance exists in the due performance and observance by the company of any term, covenant or condition of any such contract; all such contracts are in full force and effect and are binding upon the parties thereto in accordance with their terms; and, to the knowledge of the Company, no other party to any such material contract has threatened or instituted any action or proceeding wherein the Company is alleged to be in default thereunder.

          (1) No stock options or warrants are or will be outstanding or issued during the period covered by this Agreement except as set forth in the Filing.

          (m) The Company is not delinquent in the filing of any tax return or in the payment of any taxes, knows of no proposed redetermination or assessment of taxes; and has paid or provided for adequate reserves for all known tax liabilities.

          (n) The Company has obtained a CUSIP number for its Shares.

          (o) During the period of the offering of the Shares and for six (6) months from the Effective Date, the Company will not sell any securities without the Underwriter's prior written consent, which will not be unreasonably withheld.

          (p) The Company's securities, however characterized, are not subject to pre-emptive rights.

          (q) The Company will have the legal right and authority to enter into this Agreement upon its execution, to effect the proposed sale of the Units, and to effect all other transactions contemplated by this Agreement.

          (r) The Company knows of no person who rendered any services in connection with the introduction of the Company to the Underwriter. No broker's or other finder's fees are due and payable by the Company and none will be paid by it.

          (s) The Company and its affiliates are not currently offering any securities nor has the Company or its affiliates offered or sold any securities except as required to be described in the Prospectus.

          (t) All original documents and other information relating to the Company's affairs have and will continue to be made available upon request to the Underwriter and to its counsel at the Underwriter's office or at the office of the Underwriter's counsel and copies of any such documents will be furnished upon request to the Underwriter and to its counsel. Included within the documents made available have been at least the Articles of Incorporation and any Amendments, Minutes of all of the meetings of the Incorporators and Directors and Shareholders, all financial statements and copies of all contracts, leases, patents, copyrights, licenses or agreements to which the Company is a part or in which the Company has an interest.

          (u) The Corporation will use the proceeds from the sale of the Shares as set forth in the Prospectus.

          (v) There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Prospectus which have not been described or filed as required.

          (w) The Company has not made any representations, whether oral or in writing, to anyone, whether an existing shareholder or not, that any of the units will be reserved for or directed to them during the proposed offering.

          (x) The Company has caused each of its current shareholders to agree in writing with respect to shares acquired by them prior to the effective date that they have acquired the shares for investment purposes only and, they acknowledge that they hold "restricted securities" as defined in Rule 144.

3. Employment of the Underwriter
   -----------------------------

     Upon the foregoing representations, agreements, and warranties and subject to the terms and conditions of this Agreement:

          (a) The Company hereby employs the Underwriter as its, exclusive agent to sell for the company's account up to 510,000 Units of Common Stock. The Underwriter agrees to use its best efforts as agent, promptly following the receipt of written notice of the Effective Date of the Registration Statement, to offer for sale the aggregate of 510,000 Units subject to the terms, provisions, and conditions hereinafter set forth.

          (b) In the event the Underwriter does not find subscribers for the minimum number of Shares having a total aggregate purchase price of $780,000 within 90 days following the Effective Date (unless extended for up to an additional 90 days by written agreement of the Company and the Underwriter) , this Agreement shall terminate and neither party to this Agreement shall have any obligations to the other party hereunder except for certain expenses payable to the Underwriter. Appropriate arrangements for placing all funds received for the Shares in escrow shall be made prior to the commencement of the offering hereunder, with provisions for refund to the purchasers as set forth above or for delivery to the Company of the net proceeds therefrom if more than $780,000 in cash has been received from the sale of Shares hereunder.

          (c) The 510,000 Units shall be offered to the general public at the initial public offering price of $6 00 per Unit.

          (d) The Underwriter is granted irrevocable authority as agent for the Company to declare any contract to purchase Units offered to the public hereunder in default if such Units are not paid for in cash within seven
     (7) days after the contract date. The Underwriter shall deposit promptly pursuant to the requirements of Rule 15c2-4 promulgated under the Securities Exchange Act of 1934 the gross proceeds from sales of Units in the amount with the escrow agent until $ 780,000 is received from said sale. In no event shall the deposit in escrow of any proceeds required hereunder be made later than noon of the business day after receipt of such funds by the Underwriter. Said deposit shall include all cash and checks received with respect to the offering and all checks received from customers shall be made payable to the escrow agent.

          (e) As its compensation and subject to the sale of the minimum number of Units , the Underwriter shall be entitled to receive a commission of 10% of the sales price per Unit and a non-accountable expense allowance of 2% of the sales price per Unit. If this Agreement terminates prior to the sale of the Units , accountable expenses of the Underwriter shall be paid by the Company.

          (f) The Company agrees to issue or have issued such Units in such names and denominations as nay be specified by the Underwriter, and to deliver certificates representing the Units against payment to the Company in cash or cashier's check in the amount of the selling price of the Units less the Underwriter's sales commission and expenses as provided herein. Such payment and delivery shall be made to _____________________ at such a date and time within three (3) days following the sale of the minimum number of Units as provided in subparagraph 3 (b) hereof as shall be agreed upon by the Underwriter and the Company (the "Closing Date"). The
     Underwriter's requisitions for certificates shall be in writing shall be given to the Company before the delivery date. The Underwriter agrees to deliver certificates to the buyers of the Units within seven (7) days of the delivery of certificates to the Underwriter as provided herein. For purposes of expediting the checking and packaging of the certificates, the Company agrees to make the certificates available for inspection by the Underwriter, the transfer agent or other authorized representative at the Company's principal office at least 24 hours prior to the time of each closing.

          (g) The Underwriter is hereby authorized to organize a group of participating dealers consisting exclusively of members of the National Association of Securities Dealers, Inc. (the "selling group"). Such members of the selling group are to act as agents, and shall be allowed to purchase from the Underwriter at a price which provides a concession out of the Underwriter's commission in such amount as the underwriter nay determine.

          (h)  Prior  to  the  Effective   Date,  the  Company  will  appoint  a
     duly-licensed, qualified and bonded transfer agent, subject to approval by the Underwriter.

4. Representations and Warranties of the Underwriter
   -------------------------------------------------

     As an inducement and to obtain the reliance of the Company in connection herewith, the Underwriter represents, warrants and agrees with the Company as follows:

          (a) The Underwriter is duly registered as a securities broker-dealer in accordance with the Securities Exchange Act of 1934 and the states in which the offering shall be sold by it.

          (b) The Underwriter will not publish, issue or circulate or authorize the publication, issuance or circulation of any circular, notice or advertisement which offers the Units, for sale which shall not have previously been approved by the Company and its counsel, except for so-called "tombstone" advertisements, and which has not been approved by the commission prior to its use, if such prior approval is required.

          (c) The Underwriter is, to the best of its information and belief, in good standing with and in full and current compliance in all material respects with the rules of the National Association of Securities Dealers, Inc., ("NASD"). It is understood that any Dealer to whom an offer may be made as hereinbefore provided shall be a member of the NASD or a foreign dealer not eligible for membership in the NASD who agrees not to re-offer, resell or deliver the Stock in the United States of to persons to whom it has reason to believe are citizens or residents of the United States and, in making sales, to comply with the NASD's Interpretation with Respect to Free-riding and Withholding and Sections 8, 24 and 36 of Article III of the NASD's Rules of Fair Practice as if such foreign dealer were an NASD member and Section 25 of such Article III as it applies to a non-member broker or dealer in a foreign country.

5. Covenants by the Company
   ------------------------

     In further consideration of the agreements by the Underwriter herein contained, the Company covenants as follows:

          (a) At least 48 hours prior to submission of the Filing or any amendment or supplement thereto to the Commission, the Underwriter and its counsel shall be provided with a copy of such Filing or amendment, and no such Filing will be made to which the Underwriter or its counsel shall object within the 48 hour period.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective and will not at any time, whether before, on or after the Effective Date, file any amendments to the Filing or supplement to the Prospectus without first obtaining the Underwriter's approval. Such approval shall be obtained by compliance with subsection (a) above. Said Filings or any amendments or supplements thereto shall be in compliance with the Act and the Regulations of the commission to best of the company's knowledge, information and belief.

          (c) As soon as the Company is advised thereof, the Company will advise the Underwriter and confirm the advice in writing (i) as to when the Registration ` Statement has become effective; (ii) of any request made by the Commission for amendment of the Filing, for supplementing the Prospectus or for additional information with respect thereto; and (iii) of the issuance by commission of any stop order suspending the effectiveness of the Registration Statement or of any amendment thereto or the initiation, or threat of initiation, of any proceedings for such purpose, and the company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.

          (d) The Company will deliver to the Underwriter and members of the selling group, as designated by the Underwriter, prior to the Effective Date, preliminary prospectuses and, on the Effective Date of the Registration Statement, without charge and from time to time thereafter, Prospectuses and amendments thereto as required by law to be delivered in connection with sales, in such quantities as the Underwriter may request.

          (e) The company will deliver to the Underwriter, without charge, one manually executed copy and one conformed copy of the Registration Statement together with all required exhibits, as filed and all amendments thereto with exhibits which have not previously been furnished to the Underwriter, and will deliver to the Underwriter and to members of the selling group, as designated by the Underwriter, without charge, such reasonable number of copies of the Registration Statement and Prospectus (excluding exhibits) and all amendments thereto as the Underwriter may reasonable request.

          (f) Prior to the Termination Date if, in the opinion of the Underwriter's counsel, any statements are contained in the Prospectus which are misleading or inaccurate in light of the circumstances under which they are made, the Underwriter may require the Company to amend or supplement the Prospectus to correct said statements and may request such reasonable number of copies of any amended or supplemented Prospectus as may be necessary to comply with the Act and Regulations.

          (g) The Company will secure, on or before the Effective Date of the Registration Statement, and maintain for such period as may be required for distribution, such exemptions, registrations and qualifications of the Units as will permit the public offering thereof under the securities or "blue sky" laws of the states of Colorado, New York, Illinois and Florida and any additional states as the Underwriter and the Company shall agree upon; provided, that no such qualification shall be required if, as a result thereof, the Company would be made subject to service or general process or would be required to qualify for authority to do business as a foreign corporation in any jurisdiction where it is not now so subject or qualified.

          (h) The Company will pay all costs and expenses incident to the performance of its obligations under this Agreement, including (i) all expenses incident to its insurance and delivery of the Shares, (ii) the fees and expenses incident to the preparation, printing and filing of the Registration Statement and Prospectus

     (including all exhibits thereto) with the Commission, the various "blue sky" agencies and the National Association of Securities Dealers, Inc., and
     (iii) the costs of furnishing the Underwriter copies of the Registration Statement, Prospectus and preliminary prospectuses. The Company shall not, however, be required to pay for transfer tax stamps on any sales of the
     Units which the Underwriter may make; or to pay for any of the Underwriter's expenses or those of any other dealers other than as herein set forth.

          (i) For a period of five years from the Effective Date, the Company will furnish the Underwriter with (i) all reports and financial statements, if any, filed with or furnished by the Company to the commission or any stock exchange upon which the securities of the company are listed, (ii) such other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its stock, (iii) every press release and every news item and article with respect to the affairs of the Company which was released by the Company, and (iv) such additional documents and information with respect to the affairs of the company which was released by the Company, if any, as the Underwriter may from time to time reasonably request. For 180 days following the Effective Date of the Registration Statement, the Company will cause its transfer agent or agents to furnish to the Underwriter weekly transfer sheets covering the transfers of the Company's securities, including the Shares.

          (j) The Company will mail or otherwise make generally available to its security holders as soon as practicable, but in no event more than fifteen months after the close of the fiscal quarter ending after the Effective Date of the Registration Statement, an earnings statement, which need not be audited, covering a period of at least twelve months beginning after the Effective Date of the Registration Statement.

          (k) The Company will, as promptly as practicable after the end of each fiscal year, release to the press an appropriate report covering its operations for such year, and send to the Underwriter, to all holders of record of the Company's common stock and to recognize statistical services, a report covering operations for such year, including a balance sheet of the Company and statements of earnings and of retained earnings, as examined by the Company's independent accountants.

          (1) The Company will apply the net proceeds from the offering received by it in substantially the manner set forth in the Prospectus.

          (m) The Company will comply with the reporting requirements to which it is subject pursuant to Section 15(d) of the Securities Exchange Act of 1934.

          (n) The Company will file with the Commission the required Reports on Form SR and will file with the appropriate state securities commissioners any sales and other reports, required by the rule and regulations of such agencies and will supply copies to the Underwriter.

          (o) Except with the Underwriter's approval, the Company agrees that the Company will not do the following unit (a) the completion of the offering of the Shares, or (b) the termination of this Agreement, or (c) 90 days after the Effective Date, whichever occurs later:

               (i) Undertake or authorize any change in its capital structure or authorize, issue, or permit any public or private offering of additional securities;

               (ii) Authorize, create, issue, or sell any funded obligations, notes or other evidences of indebtedness, except in the ordinary course of business and within 12 months from their creation;

               (iii)  Consolidate or merge with or into any  other  corporation;
          or

               (iv) Create any mortgage or any lien upon any of its properties or assets except in the ordinary course of its business.

          (p) The Company agrees to have the Units listed in the "Pink Sheets" of the National Quotation Bureau on the first day of trading in the Units.

          (q) With ` in 30 days after the successful termination of the offering of the Units, the Company agrees to submit information about the Company to be included in various securities manuals, including Standard & Poor's Standard Corporation Records to facilitate secondary trading in the Units.

          (r) The Company agrees to cause the stock certificates of all of the current shareholders of the Company and of any future officers or directors of the Company to be clearly legended as being restricted against transfer without compliance with the Act and to cause the Company's transfer agent to put stop transfer instructions against such stock certificates.

6. Reciprocal Indemnification
   --------------------------

          (a) The Company agrees to indemnify and hold harmless the Underwriter and members of the selling group and any person who may be deemed to be in control of the Underwriter or any member of the selling group within the meaning of Section 15 of the Act; and

          (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, such of its officers as sign the Registration Statement and any person who may be deemed to control and company within the meaning of the Act, and to obtain a similar indemnification from each of the members of the selling group; against any and all losses, claims, damages or liabilities whatsoever (including, but not limited to, any and all legal or other expenses whatsoever reasonably incurred in investigating, preparing or defending against any actions or threatened actions or claims) based on or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus (as from time to time amended or supplemented) or any application or other document filed in any state in order to register, qualify or obtain an exemption for the Shares under the laws thereof ("blue sky application") , as the case may be, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by any of the indemnifying parties of any provisions of the Act or any Regulation, or of common or statutory law, and against any and all losses, claims, damages or liabilities whatsoever to the extent of the aggregate amount paid in settlement of any action, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission or any such violation (including but not limited to any and all legal or other expenses whatsoever reasonably incurred in investigation, preparing or defending against any such actions or claims) if such settlement is effected with the written consent of any indemnifying party. The indemnification by the Underwriter and members of the selling group shall not extend to any such statements or omissions made in reliance upon and in conformity with written information furnished by the Company to the Underwriter or members of the selling group.

     Each of the foregoing indemnifications is expressly conditioned upon the indemnifying parties being notified by the person seeking indemnification,, by letter or by telegram confirmed by letter, of any action commenced against such person, within a reasonable time after such person shall have been served with the Summons or other first legal process giving information as to the nature and basis of the claim, and in any event at least ten days' prior to the entry of any judgment in such action, but the failure to give such notice shall not relieve any indemnifying party of any liability which such party may have to such person otherwise than on account of this indemnity agreement. Any party whose indemnification is being relied upon shall assume the defense of any action or claim, including the employment of counsel and the payment of all expenses. Any indemnified party shall have the right to separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment thereof shall have been specifically authorized by the indemnifying party of (ii) the indemnifying party shall have failed to assume the defense and employ counsel.

     The indemnification contained above in this Section 6, and the representations and warranties of the Company set forth in this Agreement will remain operative and in full force and effect, regardless of any investigations made by or on behalf of the Underwriter or any controlling person thereof, or by or on behalf of the Company or its directors or officers and will survive delivery of and payment for the Shares.

7. Conditions to Obligations of the Company
   ----------------------------------------

     The obligation of the Company to deliver the Units being sold by the Underwriter hereunder is subject to the conditions that (i) the Registration Statement shall have become effective not later than 5:00 p.m., West Coast Time the twenty-fifth business day following the date hereof or such later time and date as is acceptable to the Company; and (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and shall be in effect at the time of closing and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission, it being understood that the Company shall use its best efforts to prevent the issuance of any such stop order and, if one has been issued, to obtain the lifting thereof. In the event that the Units (or any part thereof) are not delivered by virtue of the provisions of clause (i) of this paragraph, the Company shall not be liable to the Underwriter.

8. Conditions to the Obligations of the Underwriter
   ------------------------------------------------

     The several obligations of the Underwriter hereunder are subject to the accuracy, as of the date hereof and on the Closing Date of the representations and warranties made herein by the Company; to the accuracy in all material respects of the statements of the officers of the Company made pursuant to the provisions hereof; to the performance by the Company of its obligations hereunder required on its part to be performed or complied with prior to or at such Closing Date; and to the following additional conditions:

          (a) The Registration Statement and Prospectus shall have fully complied with the provisions of the Act and the Regulations, and neither document shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that statements or omissions in the Registration Statement or Prospectus in reliance upon, and, in conformity with, information furnished in writing by or on behalf of the Underwriter expressly for use therein shall not be considered within the scope of this provision.

          (b) The Underwriter shall not have advised the company that the Registration Statement or prospectus, or any amendment or supplement thereto, contains an untrue statement or fact which, in the opinion of counsel for the Underwriter, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

          (c) The Registration Statement shall have become effective not later than the date specified in Section 7, or such later time and date as is acceptable by the Underwriter, and prior to the Closing Date no stop order shall have been issued by the Commission with respect to the Registration Statement and Prospectus, no proceedings therefor shall have been initiated by the Commission, and to the knowledge of the Company or the Underwriter, no such proceedings shall be contemplated by the Commission.

          (d) Each contract to which the Company is a party and which is filed as an exhibit to the Registration Statement shall be in full force and effect at the Closing Date, or shall have been terminated, in accordance with its terms; no party to any such contract shall have given any notice of cancellation, or to the knowledge of the Company, shall have threatened to cancel any such contract; and there shall be no material misstatement in any description of a contract contained in the Registration Statement or Prospectus.

          (e) From the date hereof until the Closing Date, no material litigation or legal proceedings of any nature shall have been commenced or threatened against the Company, nor any litigation of the transactions herein contemplated; and no substantial change, financial or otherwise, shall have occurred in or relating to the condition, business or assets of the Company which shall render such condition, business or assets substantially less favorable, in the Underwriter's judgment, than as set forth in the Filing.

          (f) The Underwriter shall have received at the Closing Date an opinion, addressed to the Underwriter, of Steven L. Siskind, counsel for the Company, dated as of the Closing Date and in a form and substance satisfactory to counsel for the Underwriter, to the following effect:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with power and authority to own its properties, hold its franchises and conduct its business, as described in the Prospectus, and, to the best of the knowledge and information of said counsel, is duly qualified to do business and is in good standing in every other jurisdiction where the location of its properties or the conduct of its business makes such qualification necessary;

               (ii) The Company has authorized capital stock as set forth in the Prospectus; the Units and all other outstanding shares of common stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and the description of the capital stock of the company made in the Registration Statement and Prospectus accurately set forth matters respecting such shares required to be set forth therein;

               (iii) The Agreement has been duly authorized, executed and delivered by the company and constitutes a valid and binding agreement of the Company;

               (iv) The certificates to be issued for the Units, are in due and proper form;

               (v) The Registration Statement has become, and at the Closing Date is, effective under the Act, and is effective in each state in which the Units are sold and, to the best of the knowledge of such counsel, no proceedings for a stop order are pending or threatened under the Regulations and the Act; (vi) The Registration Statement and Prospectus (except as to the financial statements contained therein, with respect to which said counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the applicable Regulations, and said counsel has no reason to believe that either the Registration Statement or Prospectus as then amended or supplemented contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading;

               (vii) All contracts and documents summarized in the Registration Statement and Prospectus are accurately summarized, such summaries fairly presented the information required to be show; and such counsel does not know of any contract or document required to be summarized ` disclosed or filed which have not been so summarized, disclosed or filed;

               (viii) Such counsel knows of no material legal proceedings pending or threatened against the Company except as set forth in the Prospectus; and

               (ix) To the best of said counsels knowledge, the consummation of the transactions contemplated herein did not and will not conflict with or result in a breach of any of the terms, provisions or conditions of any agreement or instrument to which the Company is a party or by which the Company may be bound.-

     Such counsel may rely, as to matters of local law, upon opinions of local counsel satisfactory to him, and, as to matters of fact, upon affidavits or certifications of officers of the Company.

          (g) The Company shall have furnished to the Underwriter a certificate of the president or vice president and any financial officer of the Company, dated as of the Closing Date, to the effect that:

               (i) The representations and warranties of the Company in this Agreement are true and correct at and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the first Closing Date.

               (ii) The Registration Statement has become effective and no order suspending the effectiveness of the Registration Statement has been issued; and to the best of the knowledge of the respective signers, no proceeding for that purpose has been initiated or is threatened by the Commission.

               (iii) The respective signers have each carefully examined the Registration Statement and the Prospectus and any amendments and
          supplements   thereto,   and  to  the  best  of  their  knowledge  the
          Registration Statement and the Prospectus and any amendments and supplements thereto and all statements contained therein are true and `correct, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and since the effective date of the Registration Statement, there has occurred no event required to be set forth in an amended or supplemented Prospectus which has not been so set forth.

               (iv) Except as set forth in the Registration Statement and Prospectus, since the respective dates as of which or periods for which information is given in the Registration Statement and Prospectus, and prior to the date of such certificate, (A) there has not been any substantially adverse change, financial or otherwise, in the affairs or condition of the Company, and (B) the Company has not incurred any liabilities, direct or contingent, or entered into any transactions otherwise than in the ordinary course of business.

          (h) The Company shall have furnished to the Underwriter, at each Closing Date, such other certificates, additional to those specifically mentioned herein, as the Underwriter may have reasonably requested as to the accuracy and completeness, at the Closing Date, of any statement in the Registration Statement or the Prospectus, or in any amendment or supplement thereto, as to the accuracy, at the Closing Date, of the representations and warranties of the Company herein and as to the performance by the company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to its obligations hereunder, which are required to be performed or fulfilled on or prior to the Closing Date.

               (i) The Company shall have furnished to the Underwriter a letter of auditors to the company, in form and substance satisfactory to the Underwriter, to the effect that:

               (i) They are independent accountants within the meaning of the Act and the Regulations.

               (ii) In the opinion of said auditor, the financial statements of the Company included in the Prospectus and covered by their opinion thereon comply as to form in all material respect with the applicable accounting requirements of the Act and the Regulations.

               (iii) on the basis of a limited review (but not an audit or "examination" as used in accountants' opinions) of the latest available financial statements of the Company, a reading of the minutes of the Company and consultations with and inquiries of officers of the company responsible for financial and accounting matters, said auditor has no reason to believe that during the period from March 8, 1994, to a specified date not more than five business days prior to the Closing Date, there has been any material change in the capital stock, or funded or current debts of the Company, or any significant increases or decreases in the financial position, or results of operations, if any, of the Company from that set forth in the financial statements included in the prospectus, except as set forth or contemplated therein.

               (iv) On the basis of the examination referred to in their opinion included in the Prospectus, the other procedures referred to in subdivision (iii) above and such other procedures as the Underwriter may specify, nothing came to their attention which in their judgment would indicate that the statements appearing in the Registration Statement and the information of a financial or accounting nature pertaining to the Company set forth in the Prospectus under the captions "Use of Proceeds", "Capitalization", "Dilution", "Description of the Common Stock" to the extent such statements and information are derived from the general accounting records of the Company, and excluding any questions requiring interpretation by legal counsel, are not in all material respects a fair and reasonable presentation of the information purported to be shown.

     All the opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance satisfactory to counsel to the Underwriter, whose approval shall not be unreasonably withheld. The Underwriter reserves the right to waive any of the conditions hereinabove set forth.

          (j) All proceedings taken and to be taken in connection with the sale of the Units pursuant to this Agreement shall be satisfactory as to legal aspects to counsel to the Underwriter.

          (k) If (`i) any of the foregoing conditions shall not have been fulfilled as above provided; or (ii) prior to the Closing Date, the conditions of the securities market, or any material factor, whether of an economic or military or political nature or otherwise, bearing upon the marketability of the Shares proposed to be sold shall be such as, in the Underwriter's reasonable judgment, would seriously affect the offering, sale or delivery to the public of the Units , or would render such delivery at the initial public offering price impracticable or inadvisable, the Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Underwriter.

          (1) If at any time prior to the closing Date (i) trading in securities on the New York Stock Exchange shall be suspended, (ii) minimum prices shall be established on said Exchange by action of said Exchange or the Commission, (iii) there shall be an outbreak of hostilities between the United States and any foreign power which resulted in the declaration of a national emergency or declaration of war or there shall be an outbreak of civil disorder within the United States which has resulted in the declaration of a national emergency, the Underwriter shall have the right to terminate its obligations under this Agreement forthwith, by written or telegraphic notice to the Company, without any liability on the part of the Underwriter.

     If the sale of the Units as herein contemplated shall not be carried out because of any of the conditions set forth in Sections 7 or 8 hereof shall not have been fulfilled, then the Company shall not be liable to the Underwriter for lost profits or expenses incurred by it in connection herewith; provided that the Underwriter shall be entitled to retain the accountable legal expenses allowance to the extent necessary to reimburse it for legal expenses actually incurred. In no event shall the Underwriter be liable to the Company for lost profits or for expenses incurred in connection herewith.

9. Definitions
   -----------

     (a) "Effective Date" shall mean the date, following any required waiting period, when the Registration Statement shall have been declared effective by the Commission.

     (b) "Termination Date" shall mean the date specified below which first occurs:

          (i) The date which is 90 days following the Effective Date, or the date 180 days from the Effective Date if the company and the Underwriter have agreed to so extend the offering period.

          (ii) The date upon which all offered Shares are sold and payment received therefor by the company.

11. Miscellaneous Provisions
    ------------------------

     (a) This Agreement contains the entire agreement of the parties hereto and cannot be altered except in a writing signed by both parties hereto and which makes specific reference to this Agreement.

     (b) The representations and warranties contained herein shall be effective regardless of any investigations made or participation in the preparation of the Filing, or any amendment or supplement thereto and shall survive the Termination Date and the delivery of and payment of the Units contemplated herein.

     (c) This Agreement has been and is made solely for the benefit of the Underwriter, the Company and their respective successors, and, to the extent expressly provided herein, for the benefit of the directors of the Company, the officers of the company who signed the Filing, or authorized the same, the persons controlling the Underwriter or the Company, and their respective successors and assigns, and no other person or persons shall acquire or have any right under or by virtue of this Agreement. The term "successor" shall not include any purchaser, as such, of any Units from the Underwriter.

     (d) Each of the parties hereto hereby respectively warrant and represent that the person executing this Agreement on its behalf has full power and authority to execute, acknowledge and deliver this Agreement for and on behalf of such corporation.

     (e) Except as otherwise provided herein, all communications hereunder shall be in writing and, if sent to the Underwriter, shall be mailed, delivered or telegraphed to it at the following address:

with copies to:




Or, if sent to the Company, shall be mailed, delivered or telegraphed and confirmed to it at the following address:

                         1588 Sea Lancer
                         Lake Havasu City, Arizona 86403


               with copies to:

                         Steven L. Siskind, Esq.
                         645 Fifth Avenue, Suite 403
                         New York, NY 10022

     (f) In the event that any party prevails in any action or suit brought by them to obtain relief for any default under the terms hereof, the non-prevailing party shall be liable to the prevailing party for all costs', including reasonable attorney's fees, incurred in connection with such action or suit.

     (g) The representations, warranties and undertakings herein on the part of the Company and the Underwriter shall not create any rights in or duties to any person not a party to this Agreement. It is expressly understood and agreed that such persons as shall purchase Units in the public offering described herein, shall be entitled to rely solely and only on the statements and representations made in the Prospectus.

     (h) This Agreement may be executed in one or more counterparts which taken together shall constitute one and the same instrument.

     As evidence of our understanding, this Agreement has been signed, accepted and copies thereof delivered by or on behalf of, and to, the Company and the Underwriter, on ____________________________, 1997.


                                        Very truly yours,

                                     BY
                                        -----------------------------------
                                        Duly Authorized Officer


The foregoing Underwriting Agreement is accepted on the date first above written.


By
  -----------------------
  Duly Authorized Officer